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                                                                     EXHIBIT 2.3

        AMENDMENT NO. 1, dated as of September 27, 2001 (this "AMENDMENT") to the Agreement of Merger (the "AGREEMENT"), dated July 18, 2001, by and among Cirrus Logic, Inc., a Delaware corporation ("CIRRUS"), Target I Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Cirrus ("ACQUISITION SUB"), ShareWave, Inc., a Delaware corporation (the "COMPANY"), and Peter Bodine (the "SHAREHOLDERS REPRESENTATIVE"). All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Agreement.

                              W I T N E S S E T H:

        WHEREAS, the parties hereto have entered into the Agreement and the parties hereto wish to amend the Agreement as herein provided;

        NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

        1. Section 2.2(d) of the Agreement is hereby amended by inserting the following new paragraph after the second sentence thereof:

                In the event that any shares of Cirrus Common Stock held in Escrow are initially withheld from Shareholders which, subsequent to the Effective Time, demand appraisal rights pursuant to Section 262 of the DGCL or Section 1300 of the CGCL within the time periods specified in such statutes and such appraisal rights have not been forfeited or withdrawn prior to forty-five (45) days from the date of the notice to Shareholders of appraisal rights ("Appraisal Notice"), then, subject to compliance with Section 2.3(b), all such shares of Cirrus Common Stock (the "Dissenters' Escrow Shares") shall be promptly delivered back to Cirrus by the Escrow Agent upon written demand of Cirrus with copy to the Shareholders' Representative. The Dissenters' Escrow Shares described in the preceding sentence shall be treated for purposes of the Escrow Agreement as an excess payment for Dissenting Shares under
        Section 5.1(b) of the Escrow Agreement, and any written demand of Cirrus to the Escrow Agent shall be in the form of and treated in the same manner as a Setoff Notice to the Escrow Agreement. If a Shareholder forfeits or withdraws such Shareholder's right to appraisal of Dissenting Shares, then promptly following the occurrence of such event, Cirrus shall cause to be delivered to the Escrow Agent a certificate representing such Shareholder's portion of the Dissenters' Escrow Shares previously withdrawn from the Indemnity Fund. Cirrus and the Shareholders' Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to deliver the Dissenters' Escrow Shares to Cirrus in accordance with and subject to the foregoing provisions of this Section 2.2(d).

        2.      The references to "September 28, 2001" appearing in
Sections 2.11, 6.4(a), 6.6, 7.4, 8.2(f) and 12.1(d) of the Agreement are hereby amended by deleting the words "September 28, 2001" appearing therein and substituting the words "October 1, 2001" therefor.

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        3.      From and after the date hereof, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby.

        4. This Amendment is intended to amend the Agreement as provided herein and shall be deemed to do so in accordance with Section 13.9 of the Agreement. Except as modified herein, all other provisions of the Agreement (including the representations made by the parties under Articles III and IV of the Agreement) shall remain in full force and effect.

        IN WITNESS WHEREOF, this Amendment has been signed on behalf of each of the parties to the Agreement as of the date first written above.

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                                           CIRRUS LOGIC, INC.


                                           By   /s/ STEVEN D. OVERLY
                                              ----------------------------------
                                                Name:
                                                Title:

                                           TARGET I ACQUISITION CORPORATION


                                           By   /s/ STEVEN D. OVERLY
                                              ----------------------------------
                                                Name:
                                                Title:

                                           SHAREWAVE, INC.


                                           By   /s/ ERIC J. OCHILTREE
                                              ----------------------------------
                                                Name:
                                                Title:

                                           SHAREHOLDERS' REPRESENTATIVE


                                           By   /s/ PETER BODINE
                                              ----------------------------------
                                                PETER BODINE